SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 14, 2002

                              Dr. Protein.com, Inc.
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             (Exact name of registrant as specified in its charter)

Delaware                          000-33487                          33-0954381
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(State or other            (Commission File Number)            (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation or
organization)

1102 Buena Vista, San Clemente, California                                92672
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(Address of principal executive offices)                             (Zip Code)


       Registrant's telephone number, including area code: (949) 388-3402
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          (Former name or former address, if changed since last report)









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Item 4. Changes in the Registrant's Certifying Public Accountant

On October 14, 2002, the Registrant's Board of Directors, voted to replace its independent accountant, Quintanilla Accountancy Corporation ("Quintanilla"). Effective as of October 14, 2002, the Registrant's new independent accountant is Hall & Company, certified public accountants ("Hall & Company"). The Registrant retained the accounting firm of Hall & Company on October 14, 2002, as the principal accountants to audit the Registrant's financial statements. The Registrant authorized Quintanilla to respond fully to any inquiries from Hall & Company and to make its work papers available to Hall & Company.

The reports of Quintanilla from March 2, 2000, the date of the Registrant's inception, through October 14, 2002, did not contain any adverse opinion, disclaimer of opinion, or qualification or modification as to the certainty, audit scope or accounting principles. During March 2, 2000, the date of the Registrant's inception, through October 14, 2002, there were no disagreements between the Registrant and Quintanilla on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former independent auditor, would have caused it to make reference to the subject matter of the disagreement in connection with its report. In addition, during March 2, 2000 through October 14, 2002, there were no "reportable events" within the meaning of Item 304 of the Securities and Exchange Commission's Regulation S-K.

Hall & Company reviewed the disclosure provided in this Form 8-K prior to its filing with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits

Exhibits
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16.1     Letter from Hall & Company, certified public accountants, to the
         Securities and Exchange Commission dated October 14, 2002.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Dr. Protein.com, Inc.


October 14, 2002                   By:      /s/ Michelle Mirrotto
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                                            Michelle Mirrotto, President